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                                                              ISIN: XS0066478800
                                                            COMMON CODE: 6647880
                                                                  (BEARER NOTES)

                                                              ISIN: XS0069763281
                                                            COMMON CODE: 6976328
                                                          (REGISTERED REGULATION
                                                                        S NOTES)

                         NOTICE OF GUARANTEED DELIVERY
                                 FOR TENDER OF
                 5 1/2% CONVERTIBLE SUBORDINATED NOTES DUE 2003
                                       OF
                          U.S. OFFICE PRODUCTS COMPANY
                       PURSUANT TO THE OFFER TO PURCHASE
                               DATED MAY 5, 1998

THIS NOTICE OF GUARANTEED DELIVERY OR A FORM SUBSTANTIALLY EQUIVALENT HERETO MUST BE USED TO ACCEPT THE OFFER BY U.S. OFFICE PRODUCTS COMPANY (THE "COMPANY") TO PURCHASE FOR CASH ALL OF ITS OUTSTANDING 5 1/2% CONVERTIBLE SUBORDINATED NOTES DUE 2003 (THE "NOTES") HELD IN BEARER FORM OR HELD IN THE FORM OF REGISTERED REGULATION S NOTES, IF TIME WILL NOT PERMIT THE LETTER OF TRANSMITTAL, CERTIFICATES REPRESENTING THE NOTES OR ANY OTHER REQUIRED DOCUMENTS TO REACH THE TENDER AGENT, OR THE PROCEDURES FOR BOOK-ENTRY TRANSFER CANNOT BE COMPLETED, ON OR PRIOR TO THE EXPIRATION DATE (AS DEFINED BELOW). THIS FORM MAY BE DELIVERED BY A A PARTICIPANT IN EUROCLEAR OR CEDEL (AS DEFINED IN THE OFFER TO PURCHASE) BY HAND DELIVERY, TELEGRAM, FACSIMILE TRANSMISSION OR MAIL TO THE TENDER AGENT AS SET FORTH BELOW. ALL CAPITALIZED TERMS USED HEREIN BUT NOT DEFINED HEREIN SHALL HAVE THE MEANINGS ASCRIBED TO THEM IN THE OFFER TO PURCHASE OF THE COMPANY DATED MAY 5, 1998 (AS THE SAME MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, THE "OFFER TO PURCHASE").

THE OFFER IS NOT BEING MADE TO (NOR WILL THE SURRENDER OF NOTES FOR PURCHASE BE ACCEPTED FROM OR ON BEHALF OF) HOLDERS IN ANY JURISDICTION IN WHICH THE MAKING OR ACCEPTANCE OF THE OFFER WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION.

    THE OFFER WILL EXPIRE AT 3:00 P.M., LONDON TIME, ON WEDNESDAY, JUNE 3, 1998 UNLESS EXTENDED (SUCH DATE AND TIME, AS THE SAME MAY BE EXTENDED, THE "EXPIRATION DATE"). TENDERS OF NOTES MUST BE RECEIVED BY THE EXPIRATION DATE TO RECEIVE THE OFFER CONSIDERATION (AS DEFINED IN THE OFFER TO PURCHASE). TENDERS OF NOTES MAY ONLY BE WITHDRAWN UNDER THE CIRCUMSTANCES DESCRIBED IN THE OFFER TO PURCHASE.

                                THE TENDER AGENT FOR THE OFFER IS:
  The Chase Manhattan Bank London Office        or         Chase Manhattan Bank Luxembourg S.A.
               Trinity Tower                                          5, rue Plaetis
           9 Thomas More Street                                      L-2338 Luxembourg
               London E1 9YT                                    Attention: Veronique Cridel
         Attention: Kevin Rainbird                             Telephone: (352) 4626 85-284
        Fax No. +(44) 171 777 5410                             Facsimile: (352) 4626 85-380
                    or
            +(44) 171 777 5420

    DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION, OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

    The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in the Offer to Purchase and Letter of Transmittal, receipt of which is hereby acknowledged, the principal amount of Notes set forth below, pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase under the heading "Procedures for Tendering Notes--Tendering Notes--Guaranteed Delivery."

    The undersigned understands that tenders of Notes may be withdrawn by written notice of withdrawal received by the Tender Agent at any time on or prior to the Expiration Date. In the event of termination of the Offer, the Notes tendered pursuant to the Offer will be returned to the tendering Holders promptly. If the Company makes a material change in the terms of the Offer or the information concerning the Offer, the Company will disseminate additional Offer materials regarding such change and extend the Offer, to the extent required by law.

    The undersigned understands that payment by the Tender Agent for Notes tendered and accepted for payment pursuant to the Offer will be made only after timely receipt by the Tender Agent of such Notes and a Letter of Transmittal (or facsimile thereof) with respect to such Notes properly completed and duly executed with any required signature guarantees and any other documents required by the Letter of Transmittal or a properly transmitted Book-Entry Confirmation.

    All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

                            PLEASE SIGN AND COMPLETE

Signature(s) of Holders or Authorized             Address(es):
Signatory:                                        Area Code and Telephone No.:
Name(s) of Holder(s):
Principal Amount of Notes Tendered:
Certificate No(s). of Notes (if available)

    This Notice of Guaranteed Delivery must be signed by the holder(s) of Notes exactly as their name(s) appear(s) on the Notes or by person(s) authorized to become holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, guardian, attorney-in-fact, officer of a corporation, executor, administrator, agent or other representative, such person must provide the following information:

                      Please print name(s) and address(es)
Name(s):  ______________________________________________________________________
                                        ________________________________________
Capacity:  _____________________________________________________________________
                                        ________________________________________

DO NOT SEND NOTES WITH THIS FORM. NOTES SHOULD BE SENT TO THE TENDER AGENT, TOGETHER WITH A PROPERLY COMPLETED AND VALIDLY EXECUTED LETTER OF TRANSMITTAL.

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
                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a participant in Euroclear or Cedel, hereby guarantees that, within three business days from the date of this Notice of Guaranteed Delivery, a properly completed and validly executed Letter of Transmittal (or a facsimile thereof), together with Notes tendered hereby in proper form for transfer and all other required documents will be deposited by the undersigned with the Tender Agent at its address set forth above.

    The institution that completes this form must communicate the guarantee to the Tender Agent and must deliver the Letter of Transmittal and Notes to the Tender Agent within the time period shown herein. Failure to do so could result in a financial loss to the undersigned.

Name of Firm:                                 -------------------------------------------
                                              Authorized Signature

Address:                                      Name:
-------------------------------------------

                                              Title:

Area Code and                                 Date:
Telephone No.:

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